UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2015

ALTISOURCE RESIDENTIAL CORPORATION
(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation
36C Strand Street
Christiansted, United States Virgin Islands 00820
(Address of principal executive offices including zip code)

(340) 692-1055
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 18, 2015, Altisource Residential Corporation (“Residential” or the “Company”) announced that its Board of Directors declared a quarterly cash dividend of $0.55 per share of common stock. The Company will pay this quarterly dividend on October 15, 2015 to all stockholders of record as of the close of business on September 30, 2015.

A copy of the press release announcing the dividend is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 14, 2015, NewSource Reinsurance Company Ltd. (“NewSource”), a Bermuda insurance and reinsurance company, completed the repurchase of all of its 18,000,000 outstanding shares of non-voting preferred stock, par value $1.00 per share (the “Preferred Stock”). All of such 18,000,000 repurchased shares of Preferred Stock were held by Residential. The aggregate purchase price for the Preferred Stock was the par value for the shares of $18.0 million plus the accrued and unpaid 12% dividend on the shares totaling $1.5 million. Following the completion of this repurchase, NewSource retired all such shares of Preferred Stock. Altisource Asset Management Corporation (“AAMC”) owns all of NewSource’s outstanding shares of common stock, par value $1.00 per share, and AAMC remains NewSource’s sole stockholder following completion of the Preferred Stock repurchase.

Prior to NewSource’s repurchase of the Preferred Stock from Residential, Residential completed the repurchase of an aggregate of $15.0 million of Class M Notes from NewSource pursuant to the terms of a previously-disclosed Master Repurchase Agreement between Residential and NewSource dated September 30, 2014. Under the terms of the Master Repurchase Agreement, the repurchase price was $15.0 million plus accrued and unpaid interest at the rate of 5% per annum. The Class M Notes had originally been retained by Residential as part of a non-performing loan securitization completed by Residential’s subsidiary, ARLP Securitization Trust, Series 2014-1, in September 2014.

Caution regarding forward-looking statements

All statements other than statements of historical facts included in this Current Report on Form 8-K are forward-looking statements that are subject to uncertainties that could cause actual results and achievements to differ materially from those expressed in such statements. These uncertainties are in some instances beyond our control. Words such as “expect,” “will” and other similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements contained herein speak only as of the date they are made and are qualified in their entirety by reference to the risks and uncertainties described from time to time in the Company’s filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release Announcing Quarterly Cash Dividend, dated September 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Altisource Residential Corporation
Date: September 18, 2015	By:	/s/ Stephen H. Gray
Stephen H. Gray General Counsel and Secretary